
<ARTICLE>                  5

<PERIOD-TYPE>                                        6-MOS
<FISCAL-YEAR-END>                                    MAR-31-1998
<PERIOD-END>                                         SEP-30-1997
<CASH>                                               360,089
<SECURITIES>                                         1,067,583
<RECEIVABLES>                                        000
<ALLOWANCES>                                         000
<INVENTORY>                                          000
<CURRENT-ASSETS>                                     000
<PP&E>                                               12,076,202
<DEPRECIATION>                                       000
<TOTAL-ASSETS>                                       22,075,827<F1>
<CURRENT-LIABILITIES>                                000
<BONDS>                                              000
<PREFERRED-MANDATORY>                                000
<PREFERRED>                                          000
<COMMON>                                             000
<OTHER-SE>                                           10,170,637
<TOTAL-LIABILITY-AND-EQUITY>                         22,075,827<F2>
<SALES>                                              000
<TOTAL-REVENUES>                                     987,036<F3>
<CGS>                                                000
<TOTAL-COSTS>                                        000
<OTHER-EXPENSES>                                     1,139,294<F4>
<LOSS-PROVISION>                                     000
<INTEREST-EXPENSE>                                   432,832
<INCOME-PRETAX>                                      000
<INCOME-TAX>                                         000
<INCOME-CONTINUING>                                  000
<DISCONTINUED>                                       000
<EXTRAORDINARY>                                      000
<CHANGES>                                            000
<NET-INCOME>                                         (1,648,702)<F5>
<EPS-PRIMARY>                                        (27.20)
<EPS-DILUTED>                                        000

<F1>Included in Total Assets:  Accounts receivable of $223,599,  tenant security deposits of $42,353, Investments in Local Limited Partnerships of $7,336,272, Mortgagee escrow deposits of $193,850, Operating reserves of $248,825, Replacement reserves of $87,883, Deferred fees, net of $324,561 and Other assets of $114,610.
<F2>Included  in  Total  Liabilities  and  Equity:  Mortgage  notes  payable  of
$11,260,109, Note payable of $6,533, Accounts Payable to Affiliates of $366,637, Accounts Payable and accrued expenses of $318,668, Accrued interest payable of $51,971, Security deposits payable of $54,165 and Minority interest in Local Limited Partnerships of $(152,893).
<F3>Total Revenue includes: Rental of $915,252,  Investment of $51,589 and Other
of $20,195.
<F4>Included in Other Expenses:  Asset  Management  fees of $139,802,  General and Administrative of $106,427, Rental Operations, exclusive of depreciation of $493,885, Property Management fees of $39,444, Depreciation of $285,203 and Amortization of $74,533.
<F5>Net loss reflects:  Equity  in  losses  of  Local  Limited   Partnerships of
$1,066,917 and minority interests in loss of Local Limited Partnerships of $3,305.

